This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2010 of RidgeWorth Funds (the “Registrant”).
Each of the undersigned being, the Principal Executive Officer and Principal Financial Officer of the Registrant, herby certifies that, to the best of my knowledge,:
1.	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ( 15 U.S.C. 78m(a) or 78o(d)); and
2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

December 02, 2010 Date

/s/ Julia Short Julia Short
President

/s/ Martin R. Dean Martin R. Dean
Treasurer, Money Market Funds

/s/ Cynthia Morse-Griffin Cynthia Morse-Griffin
Treasurer, Equity and Fixed Income Funds
This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.